SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                     THE SECURITIES AND EXCHANGE ACT OF 1934



         Date of Report (Date of Earliest Event Reported): June 20, 1996



                               AEP INDUSTRIES INC.
             (Exact Name of Registrant as Specified in its Charter)



                                    DELAWARE
                 (State of Other Jurisdiction of Incorporation)



      0-14450                                           22-1916107
(Commission File No.)                      (I.R.S. Employer Identification No.)



125 Phillips Avenue, South Hackensack, New Jersey                       07606
(Address of Principal Executive Offices                              (Zip Code)



                                 (201) 641-6600
              (Registrant's Telephone Number, Including Area Code)

5.       Other Events.

                  On June 20, 1996, Registrant entered into a Purchase Agreement with Borden, Inc. ("Borden") pursuant to which Registrant agreed to acquire the Global Packaging Business of Borden ("Borden Packaging") for a total consideration consisting of (a) $280,000,000 in cash, subject to adjustment based on certain changes in working capital and long term liabilities, and (b) $80,000,000 by delivery of the greater of (x) 2,412,818 shares of Common Stock of Registrant, and (y) a number of shares of Common Stock of Registrant (rounded up to the nearest whole share) equal to the quotient obtained by dividing $80,000,000 by the "Registrant Stock Price", provided that in no event will the Registrant be required to deliver in excess of 4,000,000 shares. The "Registrant Stock Price" is equal to the average of the closing prices of shares of Common Stock of Registrant on The Nasdaq National Market for the 50 trading days immediately preceding the second trading day prior to the stockholders' meeting of Registrant to be called to approve the issuance of the shares or such shorter number of trading days between June 20, 1996, and the second trading day prior to such stockholders' meeting. Assuming issuance of 2,412,818 shares, Borden would acquire 34% of the outstanding Common Stock of Registrant after the transaction.

                  The closing is subject to certain conditions, including regulatory approval and the approval of the issuance of shares of Common Stock of Registrant to Borden by AEP shareholders. Holders of 49.2% of the shares of Registrant's Common Stock have agreed to vote in favor of such issuance.

                  Borden Packaging is a producer of flexible and rigid plastic packaging materials for the food and industrial markets. Its major product lines include: polyvinyl chloride stretch films for food packages and for food wrap, polyethylene based stretch wrap films for unitizing pallet loads, polypropylene films for flexible packaging of foods, and polypropylene films for process cheese products.

                  Pursuant to a Governance Agreement also entered into on June 20, 1996, by Registrant and Borden, following the closing of the transaction the Board of Directors of Registrant will consist of ten directors, of which three current management persons and two independent directors will be selected by Registrant's management, four directors will be selected by Borden, and an independent director will be selected jointly by Registrant's management and Borden. The number of directors to be designated by Borden will be subject to change depending on the percentage of stock ownership of Registrant by Borden. Also, pursuant to the Governance Agreement a super-majority (66-2/3%) and a vote of at least one Borden- designated director will be required for certain specified Board actions, Borden-designated directors shall serve on specified committees, Borden will have the equivalent of preemptive rights under certain conditions, and Borden has agreed to certain standstill provisions, all of which are subject to Borden owning specified minimum percentages of the outstanding Common Stock of Registrant. In addition, Borden has been granted registration rights with respect to the Common Stock to be received by it pursuant to the Purchase Agreement.




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
Item 7.      Financial Statements, Pro Forma Financial Information and Exhibits.

                  (c)      Exhibits.

                           1.       Purchase Agreement between Borden, Inc. and
AEP Industries Inc., dated as of June 20, 1996, without exhibits.

                           2.       Governance Agreement between Borden, Inc.
and AEP Industries Inc., dated as of June 20, 1996.








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
                                   SIGNATURES


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                  AEP INDUSTRIES INC.



Dated:  July  1, 1996

                                                  /S/ PAUL M. FEENEY
                                                  ----------------------------
                                                  Paul M. Feeney
                                                  Executive VP - Financing
                                                  Principal Financial Officer





















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